Exhibit 10.11
MEIJI SEIKA KAISHA, LTD. INTERNATIONAL HEADQUARTERS, PHARMACEUTICALS
4-16, Kyobashi 2 chome, Chuo-ku, Tokyo, 104-8002 Japan            TELEPHONE:(03)3272 6511 FAX: (03)3281 • 4058 (03)3278-6551
JOINT DEVELOPMENT AGREEMENT
This Agreement is made as of this 11th day of February, 2008 by and between:
Meiji Seika Kaisha, Ltd., a company organized and existing under the laws of Japan and having its principal place of business at 4-16, Kyobashi 2-chome, Chuo-ku, Tokyo 104-8002 Japan (hereinafter referred to as “Meiji Seika”), and
Cornerstone Biopharm Inc., a corporation organized and existing under the laws of the State of Nevada and having its principal office at 2000 Regency Parkway, Suite 255 Cary, North Carolina, 27518 USA (hereinafter referred to as “Cornerstone”).
WITNESSETH:
WHEREAS, Meiji Seika and Cornerstone entered into the License and Supply Agreement dated October 12, 2006 regarding Cefditoren Pivoxil as amended by the Amendment No. 1 dated July 27, 2007 (“License Agreement”); and
WHEREAS, Meiji Seika and Cornerstone concluded a letter agreement dated July 27, 2007 (“Letter Agreement”) regarding the development of the Once-Daily Product and the Pediatric Product (respectively defined below); and
WHEREAS, Meiji Seika and Cornerstone entered into a letter agreement dated January 11, 2008 to confirm the mechanism and allocation of expenses for formulation of [***] tablet and [***] study as a part of the development of the Once-Daily Product and scale up manufacture of [***] as a part of the development of the Pediatric Product (“Formulation Agreement”); and
WHEREAS, Meiji Seika and Cornerstone discussed the mechanism and allocation of expenses for the remaining part of the development of the Once-Daily Product and the Pediatric Product.

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

MEIJI SEIKA KAISHA, LTD. INTERNATIONAL HEADQUARTERS, PHARMACEUTICALS
4-16, Kyobashi 2 chome, Chuo-ku, Tokyo, 104-8002 Japan            TELEPHONE:(03)3272 6511 FAX: (03)3281 • 4058 (03)3278-6551
NOW, THEREFORE, in consideration of the mutual obligations and promises as set forth herein, the parties do hereby agree as follows:
Article 1 — Definitions
For the purpose of this Agreement, the following terms shall have the following meanings:
(1)	The capitalized terms not defined herein shall have the meanings ascribed to them in the License Agreement.
(2)	The term “Development” shall mean the development of the Once-Daily Product and the Pediatric Product in the Territory to be conducted in accordance with the Development Plan.
(3)	The term “Development Plan” shall mean the plan and schedule for the development of the Once-Daily Product and the Pediatric Product in the Territory as described in the Annex A attached hereto and any amendment thereto which may be mutually agreed in writing between both parties.
(4)	The term “Effective Date” shall mean the date of this Agreement first written above.

(5)	The term “Once-Daily Product” shall mean a once-daily dosage form of the Product.

(6)	The term “Pediatric Product” shall mean a pediatric form of the Product.
Article 2 — Development
(1)	Subject to the terms and conditions set forth in this Agreement, Meiji Seika hereby grants Cornerstone an exclusive right to conduct the Development.

MEIJI SEIKA KAISHA, LTD. INTERNATIONAL HEADQUARTERS, PHARMACEUTICALS
4-16, Kyobashi 2 chome, Chuo-ku, Tokyo, 104-8002 Japan            TELEPHONE:(03)3272 6511 FAX: (03)3281 • 4058 (03)3278-6551
(2)	Meiji Seika and Cornerstone agree that the Development has been started and is to be proceeded with according to the Development Plan. Cornerstone shall, with full consultation with Meiji Seika, be in charge of the project management for the Development, including but not limited to filing a submission of the Once-Daily Product and the Pediatric Product to the health authorities in the Territory for obtaining the Product Registrations. Specific mechanism and the decision making process/method to proceed with the Development shall be discussed separately by Meiji Seika and Cornerstone. The important decision such as continuance or discontinuance of the Development and amendment of the Development Plan shall be made jointly and unanimously between Meiji Seika and Cornerstone. If either party foresees a possible risk including occurrence of serious events which would make it impossible or impracticable to pursue the Development from a reasonable pharmaceutical point of view, such a party may, with full consultation with the other party, terminate this Agreement upon thirty (30) day’s written notice.
(3)	Any and all data and results generated from the Development hereunder shall be the property jointly owned by Meiji Seika and Cornerstone and both party shall have the right to access and use such data and results solely for the purpose of this Agreement and shall not use such data and results for any other purpose, provided that (a) Meiji Seika has the right to use such data and results in order to obtain the product registrations of and to commercialize both the Once-Daily Product and the Pediatric Product outside the Territory, and (b) notwithstanding the confidentiality obligations set forth in Article 7, Meiji Seika may disclose such data and results to its licensees and potential licensees outside the Territory with the binder of confidentiality obligations not less stringent than those set forth in Article 7 and to the health authorities outside the Territory for such purpose.
(4)	The total expenses of the Development except for the expenses agreed to be allocated by Formulation Agreement shall be borne by Cornerstone.
Article 3 — Inclusion in the License Agreement

MEIJI SEIKA KAISHA, LTD. INTERNATIONAL HEADQUARTERS, PHARMACEUTICALS
4-16, Kyobashi 2 chome, Chuo-ku, Tokyo, 104-8002 Japan            TELEPHONE:(03)3272 6511 FAX: (03)3281 • 4058 (03)3278-6551
Once the Product Registrations have been obtained for the Once-Daily Product and/or the Pediatric Product as a result of the Development, then the Once-Daily Product and/or the Pediatric Product shall be automatically added to the Product under the License Agreement, provided that Cornerstone shall not be required to pay any upfront license fee in respect to the Once-Daily Product and the Pediatric Product.
Article 4 — Pharmacovigilance
Mechanism, procedures and responsibilities for the exchange of adverse event information regarding the Development hereunder between the parties shall be agreed in the separate agreement.
Article 5 — Confidentiality
During the term of this Agreement and for a period often (10) years thereafter, each party (“Receiving Party”) shall keep all technical information, data and know-how (“Confidential Information”) furnished by the other party (“Disclosing Party”) under this Agreement in strict confidence and shall not disclose Confidential Information to any third party nor use the same for any purpose other than the performance of this Agreement without prior written consent of the Disclosing Party. Provided, however, that disclosure to clinicians and the health authorities in the Territory shall be allowed insofar as such disclosure is specifically required for the performance of this Agreement and such disclosure is limited within a reasonable extent. Confidential Information shall not include any information which:
(a)	is in the public domain at the time of disclosure by the Disclosing Party or subsequently comes into the public domain-through no fault of the Receiving Party;
(b)	the Receiving Party can prove by documentary evidence was legitimately in its possession at the time of disclosure by the Disclosing Party or is subsequently developed

MEIJI SEIKA KAISHA, LTD. INTERNATIONAL HEADQUARTERS, PHARMACEUTICALS
4-16, Kyobashi 2 chome, Chuo-ku, Tokyo, 104-8002 Japan            TELEPHONE:(03)3272 6511 FAX: (03)3281 • 4058 (03)3278-6551
by such of its employees or its affiliate’s employees who had no knowledge of Confidential Information disclosed by the Disclosing Party; or
(c)	is legitimately obtained by the Receiving Party from a third party without any duty of confidentiality to the Disclosing Party.
Article 6 — Term and Termination
(1)	The term of this Agreement shall commence on the Effective Date and shall, unless earlier terminated pursuant to Article 2 or Article 6 or by mutual agreement between the parties, expire upon the date of the expiration or termination of the License Agreement.
(2)	Either party may, in addition to any other remedies available to it by law, terminate this Agreement, upon sixty (60) days’ written notice in the event that the other party breaches a material provision of this Agreement and fails to cure such breach within sixty (60) days of written notice of the breach.
(3)	Either party may, in addition to any other remedies available to it by law, terminate this Agreement, upon thirty (30) days’ written notice in the event that the other party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other party or for all or substantial part of its property, or any case or proceeding shall have commenced or other action taken by or against the other party in bankruptcy.
(4)	Termination or expiration of this Agreement shall not relieve the parties of any obligation accruing prior thereto. The provisions of Paragraph 3 of Article 2 and Article 7 shall survive termination or expiration of this Agreement.
(5)	If this Agreement is terminated by Cornerstone pursuant to Article 2 or this Agreement is terminated by Meiji Seika due to the reason attributable to Cornerstone pursuant to Article 6, any right granted to Cornerstone under this Agreement and the Letter

MEIJI SEIKA KAISHA, LTD. INTERNATIONAL HEADQUARTERS, PHARMACEUTICALS
4-16, Kyobashi 2 chome, Chuo-ku, Tokyo, 104-8002 Japan            TELEPHONE:(03)3272 6511 FAX: (03)3281 • 4058 (03)3278-6551
Agreement in respect to the Once-Daily Product and the Pediatric Product shall terminate, and in such a case Cornerstone shall assist and cooperate with Meiji Seika for continuing the Development if Meiji Seika desires to continue any of the Development even after such termination.
Article 7 — Non-assignability
This Agreement and any rights and obligations hereunder shall not be assignable or transferable by either party to any third party without prior written consent of the other party.
Article 8 -Arbitration and Governing Law
All disputes, controversies or differences which may arise between the parties in relation to or in connection with this Agreement, or the breach thereof, shall be finally settled by arbitration to be conducted in English in accordance with the Arbitration Rules of the International Chamber of Commerce by a single arbitrator appointed in accordance with the said Rules. The arbitration shall be held in Geneva, Switzerland and the governing law shall be the laws of Switzerland. The award rendered by the arbitrator shall be final and binding upon both parties.
Article 9 — Force Majeure
There shall be no breach or violation of this Agreement if either party is delayed or prevented from fulfilling its obligations hereunder due to war, revolution, strike, labor conflict, riot, fire, flood, earthquake, explosion, natural calamity, embargo, compliance with any law or governmental order, Act of God and any other causes beyond its reasonable control, provided that such impeded party shall promptly notify the other party of the nature and expected duration of such force majeure event and shall use its reasonable endeavor to remove such force majeure event.
Article 10 — Severability

MEIJI SEIKA KAISHA, LTD. INTERNATIONAL HEADQUARTERS, PHARMACEUTICALS
4-16, Kyobashi 2 chome, Chuo-ku, Tokyo, 104-8002 Japan            TELEPHONE:(03)3272 6511 FAX: (03)3281 • 4058 (03)3278-6551
If any provision of this Agreement is held invalid or unenforceable by a court or other governmental authorities of competent jurisdiction, then such provision shall be construed, to the extent feasible, so as to render such provision valid and enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement. The remainder of this Agreement shall remain in full force and effect, unless the severed provision is essential and material to the rights or benefits received by either party. In such event, the parties shall negotiate, in good faith, and substitute a valid and enforceable provision that most nearly implements the parties’ intent in entering into this Agreement.
Article 11 — Entire Agreement
This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, either oral or written. This Agreement may be amended only by a written instrument duly signed by authorized representatives of both parties.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Meiji Seika Kaisha, Ltd.		Cornerstone Biopharma, Inc.

	/s/ Ryuzo Asada		/s/ Craig Collard

By:	Ryuzo Asada	By:	Craig Collard
Title:	Vice President	Title:	Chief Executive Officer

MEIJI SEIKA KAISHA, LTD. INTERNATIONAL HEADQUARTERS, PHARMACEUTICALS
4-16, Kyobashi 2 chome, Chuo-ku, Tokyo, 104-8002 Japan            TELEPHONE:(03)3272 6511 FAX: (03)3281 • 4058 (03)3278-6551
Annex A
Development Plan

A)	Spectracef [***] Once Daily Dose		Schedule

	1.	Complete GMP clinical release batch of new formulation (Patheon)	[***]

	2.	Submit PK protocol/formulation data to FDA for comments	[***]

	3.	Submit pivotal clinical protocols (AECB) to FDA for comment	[***]

	4.	Conduct PK study/food effect	[***]

	5.	Discuss PK results (Cornerstone/Meiji Seika)	[***]

	6.	Conduct pivotal clinical studies	[***]

	7.	Prepare sNDA	[***]

	8.	sNDA submission	[***]

	9.	sNDA approval	[***]

B)	Pediatric Suspension Development		Schedule

	1.	Manufacture GMP validation batches (Patheon)	[***]

	2.	Prepare NDA for pharyngitis/tonsillitis	[***]

	3.	Submit NDA for pharyngitis/tonsillitis	[***]

	4.	Submit Otitis Media protocols to FDA for comment	[***]

	5.	Conduct Otitis Media clinical studies	[***]

	6.	Prepare sNDA for Otitis Media	[***]

	7.	sNDA submission	[***]

	8.	sNDA approval	[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.